Report of Independent
Registered Public
Accounting Firm

To the Board of Trustees
and Shareholders
Green Century Funds:

In planning and performing our
audit of the financial statements
of the Green Century Balanced
Fund and the Green Century
Equity Fund (the Funds), as of
and for the period ended July 31,
2012, in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Funds internal control over
financial reporting.
Accordingly, we express no such
opinion.

Management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls. A
funds internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A funds internal control
over financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
funds, (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts and
expenditures of the funds are
being made only in accordance
with authorizations of
management and directors of the
fund, and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition, use,
or disposition of the funds
assets that could have a material
effect on the financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with policies or
procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis.  A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Funds annual or interim
financial statements will not be
prevented or detected on a
timely basis.

Our consideration of Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
Funds internal control over
financial reporting and its
operations, including controls over
safeguarding securities that
we consider to be a material
weakness as defined above as of
July 31, 2012.

This report is intended solely for
the information and use of
management and the Board of
Trustees of the Funds and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
specified parties.

/s/ KPMG LLP

Boston, Massachusetts
September 21, 2012